UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2009

Commission File Number: 000-53176

AEON HOLDINGS INC.
(Exact Name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

10000 N.E. 7th Avenue, Suite 100-C
Vancouver, Washington 98685
(Address of principal executive offices)

360-977-6820
(Registrant’s telephone number, including area code)

Novori Inc.
5550 152nd Street, Suite 206
Surrey, British Columbia, Canada V3S 5J9
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1 – APPOINTMENT OF OFFICER

On May 7, 2010, the Board of Directors of Aeon Holdings, Inc., (the “Company”) appointed Ed McGinnis, 63, as new President and CEO, replacing Brandon Toth in those positions. Mr. McGinnis will serve in these positions for an initial term of

Mr. McGinnis has had no previous affiliation with the Company and has not been involved in any transactions involving the Company prior to accepting this position. Mr. McGinnis has extensive experience in this industry. Prior to accepting the current position with the Company, Mr. McGinnis has provided consulting services and interim C-level management for mergers, acquisitions, turnarounds and start-ups as President of MDC Management Services. He also served from 1997 to 2002 as an Investment Counselor with the Pennsylvania State Treasury Department where he provided money management and investment services to local government agencies and municipalities.

In 2002 he became the CEO of Active Image Recognition Corporation and led development of relationships with integrators, manufacturers, government agencies, and clients, to position the technology for penetration into the market. The technology was later licensed to another operating company, and a buyout offer extended by a NYSE listed company.

Prior to joining Aeon, Mr. McGinnis had been working with a major energy company with a history of oil, gas, and coal production. Accordingly, he has become increasingly knowledgeable of the oil business, particularly in Pennsylvania. Mr. McGinnis graduated with a Bachelor of Science, Marketing & Personnel Management and a Master of Business Administration from Columbia-Pacific University.

Pursuant to the disclosure requirements of CFR 229.404(a) Mr. McGinnis has had no involvement with any related parties in which the Company was or is intended to be a participant and in which the related party had or will have a direct or indirect material interest.

ITEM 2 – EXHIBITS

EXHIBIT 1 – CONTRACT FOR EDWARD MCGINNIS DATED MAY 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	AEON HOLDINGS, INC. (Registrant)
By: /s/ Brandon Toth Brandon Toth, Director

EXHIBIT 1 – CONTRACT FOR EDWARD MCGINNIS DATED MAY 7, 2010

Aeon Holdings, Inc.
10000 N.E. 7th Avenue, Suite 100-C
Vancouver, WA 98685
International: 1-888-831-8664
Fax: 1-360-326-1651
Email: Info@Aeonholdingsinc.com
Website: www.AeonHoldingsinc.com.

-and-

Edward J. McGinnis
P.O. Box 281
Punxsutawney, PA 15767
Phone: 814-591-1769
Email: ejmcginnis@yahoo.com

May 7, 2010

  Engagement
    Aeon Holdings, Inc. ("AEOH") hereby engages Mr. Edward J. McGinnis ("EM"), to act as interim President;
    It is intended that EM provide the following services to AEOH:
      To act as President;
      To perform all necessary actions required of the position;
      To speak with current and potential investors;
      To communicate with all interested funders;
      To assist with marketing, i.e. interviews;
      To discuss with management the direction of the Company and advise on strategic operations;
      To follow strict rules in regards to SEC and FINRA regulations;
      To work with management to build a cash flow driven Company and increase stockholder value.
    Notwithstanding the forgoing, it is understood that EM will perform all services on an independent contractor basis and as such, shall not serve as an employee of AEOH. Nor shall EM be competent to bind AEOH to any agreement with a third party or make representations to that effect to any third party unless directed by the Chairman.
    EM shall have the authority to solicit business opportunities on behalf of AEOH. Any such business opportunity solicited by EM shall be for the benefit for AEOH exclusively, and EM shall not bind AEOH to any third party without the express consent of the AEOH Chairman.

  Compensation
    As consideration for EM's services AEOH will render $75.00 per hour booked until such time it can be either paid in cash, or stock becomes available for sale.
    The agreement is on a month to month basis.
    All compensation will be calculated and paid based on the average of the last five trading days of the month.
    It is understood that the full amount of all stock issued to EM is non-employee income, and shall be reported as such to the Internal Revenue Service.
    It is understood that the job will require approximately 10-15 hours per week, but in some cases more time or possibly evenings or weekends would be needed as duty calls.
    There will be performance reviews performed on a quarterly basis and the Board of Directors shall be able to authorize stock bonuses based on performance and success during the period of EM's tenure.

  Confidential Information
    Definition. As used herein, Confidential information shall mean any information and data of a confidential or proprietary nature which is disclosed by AEOH to EM, including but not limited to, information with respect to financial information pertaining to the business of AEOH, know-how, business process, strategy and marketing of services, products, software, other technology relating to computer networking, data communications, voice communications and, computing services and financial information related to capital structures and financial statements which may be disclosed pursuant to this Agreement.
    AEOH will furnish EM with such information regarding the business and operations of AEOH as is reasonably requested, all of which will be, to AEOH's best knowledge accurate and complete in all material respects at the time furnished. AEOH represents and warranties that any projections, which have been or will be prepared, will be prepared in good faith based upon assumptions, which, in light of the circumstances under which they are made, are reasonable.
    AEOH will promptly notify EM if it learns of any material misstatements in, or material omissions from, any information previously delivered to EM.
    Accordingly, AEOH shall, at their own expense, defend any claim, suit, or action brought against EM by any third party (other than liability solely the fault of EM) for damages to said third party stemming from reliance on allegedly false or fraudulent information provided by AEOH to EM and transmitted by EM to said third party in good faith pursuant to work performed per this agreement, and AEOH shall pay any damages or settlement assessed against EM under such a claim. EM shall be obligated to give AEOH prompt written notice of, and the parties to this agreement shall cooperate in the defense of, any such claim, suit or action, including appeals and negotiations.
    Additionally, EM recognizes that all information about the day-to-day operations of AEOH, potential business deals, and general business models are to be held in strict confidence. No press release, statements to shareholders, or investment prospectuses shall be issued by EM without approval from the AEOH Chairman.
    This Agreement shall apply to all Confidential Information disclosed by the one party to the other during the period that commences on the date of this Agreement and ends five (5) years after the date of the last disclosure of Confidential Information hereunder.
    Any disclosure of confidential information covered by this agreement by the receiving party shall be considered a material breach of this agreement and shall result in liquidated damages to the disclosing party of $15,000 per violation of this agreement, or actual proven damages, whichever is greater.
    The above liquidated damages provision shall not be construed to limit any other equitable or injunctive remedy available to AEOH in the event of a breach by EM.

  IV. Non-Circumvention
    Each party hereby irrevocably agrees that he or it shall act in good faith and fulfill all of its covenants under this agreement and shall not use any means or device to circumvent, bypass or otherwise avoid, directly or indirectly, the application or consequences of such covenants.
    AEOH hereby irrevocably agrees not to circumvent, avoid or bypass the terms of the agreement, directly or indirectly, in order to avoid payments of fees or otherwise benefit financially.
    EM further agrees that he will not sell or trade any equitable interest he acquires in AEOH to any third party in any fashion that negatively affects his fiduciary relationship with AEOH.
    In the event that EM sells or trades any equitable interest he received in AEOH as compensation under this agreement, in violation of the above provision, such violation will be grounds for immediate termination. EM further agrees that in the event of a breach of the above clause, all outstanding shares owed to EM under this contract shall be automatically canceled.

  Effective Date
    The Effective Date of this agreement shall be the 7th day of May, 2010 and shall remain in effect until the end of the agreement between EM and AEOH.
    The term of this agreement shall be on a month to month basis and either party may submit written notice of termination under this agreement with 30 days notice.

  Expenses
    AEOH shall reimburse EM for reasonable expenses incurred in the performance of work pursuant to this agreement, so long as EM details and the AEOH Chairman approves said expenses in advance. EM will track, document, and record pre-approved out-of pocket expenses incurred in the performance of its duties for AEOH including, but not limited to:
      Travel;
      Accommodations;
      Mileage;
      Parking;
      Tolls;
      Phone;
      Fax; and
      Meal Expenses
    Said pre-approved EM expenses will be reimbursed by AEOH monthly if EM provides receipts for all expenses.

  Marketing
    EM may cite work done for AEOH under this agreement for marketing purposes, subject only to the restrictions of this agreement.
    References by either party to this agreement to the other in press releases, corporate web pages, or any other marketing or sales materials must be pre-approved by the Chairman, which approval shall not be unreasonably withheld.

  Notification
    Any Notice to be given in connection with this agreement shall be effective upon receipt, shall be made in writing and shall be sufficiently given if personally delivered or if sent by courier or other express mail service, postage prepaid, addressed to the party entitled or required to receive such Notice at the address for each party as follows:

    To Aeon Holdings, Inc:

    Aeon Holdings, Inc.
    Attn: Brandon Toth
    10000 N.E. 7th Avenue, Suite 100-C
    Vancouver, WA 98685

    To Mr. Edward J. McGinnis:

    Mr. Edward J. McGinnis
    P.O. Box 281
    Punxsutawney, PA 15767

  Miscellaneous
    This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, however, is intended to confer or does confer on any person or entity, other than the parties hereto and their respective successors and permitted assigns.
    The invalidity or unenforceability of any provisions of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect pursuant to the terms hereof.
    This agreement incorporates the entire understanding of the parties regarding the subject matter hereof, and supersedes all previous agreements or understanding regarding the same, whether written or oral other then the Acceptance Letter executed between EM and AEOH.
    This agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by the parties.
    This agreement shall be governed by the laws of the state of Pennsylvania without regard to such state's rules concerning conflict of laws, and both parties agree that Pennsylvania shall be the forum in which any dispute under this contract is governed.
    The parties hereto waive any right to trial by jury in any action, proceeding or counter claim (whether based upon contract, tort or otherwise) related to or arising out of this agreement.
    Claims or disputes arising from this agreement or breach thereof will be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.
    The arbitrator's award is final, and judgment may be entered in any court having jurisdiction thereof.
    The losing party agrees to pay all arbitration and court costs, both parties reasonable attorney's fees, and any other costs related to any dispute arising out of this agreement.
    If the information disclosed hereunder is material non-public information about the Disclosing Party, then the Receiving Party agrees not to trade in the securities of the Disclosing Party or in the securities of any appropriate and relevant third party until such time as no violation of the applicable securities laws would result from such securities trading.

SIGNATURES

Accepted and agreed to as of May 7, 2010
                                                    (Date)

Edward J. McGinnis

By: /s/ Edward J. McGinnis

Accepted and agreed to as of May 7, 2010
                                                    (Date)

Brandon Toth, Chairman
Aeon Holdings, Inc.

By: /s/ Brandon Toth